UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 11, 2018

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 3.02           Unregistered Sales of Equity Securities

On March 11, 2018, Nutanix, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) to acquire Netsil Inc., a Delaware corporation (“Netsil”).  Netsil provides application discovery and operations management that enables observability in distributed cloud environments.  Following the acquisition, Netsil will be a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, between 85% and 100% of the consideration will be payable in shares of the Company’s Class A common stock, depending on the accredited investor status of Netsil’s equityholders.  As a result, upon consummation of the acquisition, the Company expects to issue at least 1,210,662 and up to approximately 1,424,308 shares of the Company’s Class A common stock, subject to certain customary adjustments, in exchange for all of the capital stock, warrants and other vested rights to acquire or receive capital stock of Netsil, including vested stock options of Netsil. Certain portions of the consideration for the acquisition (both cash and shares of the Company’s Class A common stock) will be held in escrow to secure the indemnification obligations of certain Netsil securityholders.  In addition, certain portions of the Company’s Class A common stock otherwise payable to the founders and certain other key employees of Netsil (“Key Employees”) as consideration for the acquisition are further subject to holdback by the Company, to be released on the second anniversary of the closing of the acquisition, subject to the applicable Key Employee continuing to provide services to the Company through such date. The issuance of shares pursuant to the Merger Agreement will be made solely to accredited investors, and thus in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act, and Regulation S promulgated under the Securities Act, and the exemption from qualification under applicable state securities laws.

In June 2016, and prior to the Company’s consideration of Netsil as an acquisition target, Mr. Dheeraj Pandey, the Company’s Chief Executive Officer, made a personal investment in Netsil, which he still holds. As a shareholder of Netsil, Mr. Pandey will receive approximately 0.59% of the aggregate acquisition consideration, or approximately 8,400 shares of the Company’s Class A common stock, as a result of the acquisition, subject to certain customary adjustments.  Following the acquisition, Mr. Pandey intends to donate all of the gains on his investment in Netsil to charity.

Item 8.01           Other Events

On March 12, 2018, the Company issued a press release announcing that it entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Section 8.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 12, 2018, regarding signing of Merger Agreement with Netsil Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date:	March 12, 2018	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 12, 2018, regarding signing of Merger Agreement with Netsil Inc.